Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
WCA Waste Corporation
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in the registration statement.
KPMG LLP
Houston, TX
October 22, 2010